                                                                  Exhibit (d)(4)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

                               OPTION CERTIFICATE

               To Purchase __________ Shares of Common Stock of:

                             JPS PACKAGING COMPANY

     THIS IS TO CERTIFY THAT JPS ACQUISITION, INC. (the "Holder"), or Holder's registered assigns, is entitled to purchase from JPS PACKAGING COMPANY, a Delaware corporation (the "Company"), up to __________ shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), on the terms and conditions hereinafter set forth. This option is being issued in connection with Section 1.1(c) of that Agreement and Plan of Merger between the Company, the Holder, and Pechiney Plastic Packaging, Inc. dated October ___ 2000 (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

                                   ARTICLE I

                                GRANT OF OPTION

     1.1. Grant. The Company hereby grants the Holder an option to purchase __________ shares of Company Common Stock at the Offer Price, exercisable in whole or in part at any time and from time to time from the date hereof until 6:00 p.m., Central Time, on __________, 2000, subject to earlier termination, if any, as provided in Article III (the "Option" and the shares to be issued upon the exercise thereof, the "Option Shares").

     1.2. Shares to be Issued; Reservation of Shares. The Company covenants and agrees that (1) all Option Shares will upon issuance in accordance with the terms thereof be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, (2) the Company will from time to time take all actions necessary to assure that the par value per share of the Company Common Stock is at all times equal to or less than the applicable purchase price per Option Share, (3) the Company will at all times during the exercise period have authorized and reserved sufficient shares of Company Common Stock to provide for the exercise of the Option in full, and (4) to the extent necessary, the Company will grant Holder a subsequent option to purchase that number of shares of Company Common Stock equal to the number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by Holder and its affiliates, shall constitute 90% of the shares of Company Common Stock then outstanding on a fully diluted basis.

                                  ARTICLE II

                                   EXERCISE

2.1. Exercise of Option.

     The Holder may exercise this Option by (i) surrendering this Option Certificate, with a form of exercise notice reasonably satisfactory to the Company and duly executed by Holder, and (ii) making payment to the Company of the aggregate purchase price for the applicable Option Shares by means of both cash and a note. For each Option Share exercised, a cash payment shall be made in the amount of $.01 per Option Share, and a note shall be delivered to the Company for the remaining portion of the Option Price per share.

     Upon any partial exercise of the Option, the Company, at its expense, shall promptly issue to the Holder for its surrendered Option Certificate a replacement Option Certificate identical in all respects to this Option Certificate, except that the number of Option Shares shall be reduced accordingly.

     Each person in whose name any Option Share certificate is issued upon exercise of a Option shall for all purposes been deemed to have become the holder of record of the Option Shares for which such Option was exercised, and such Option Share certificate shall be dated the date upon which the Option exercise notice was duly surrendered and payment of the purchase price was tendered to the Company.

     2.2. Issuance of Option Shares. The Option Shares purchased shall be issued to the Holder exercising this Option as of the close of business on the date on which all actions and payments required to be taken or made by the Holder, pursuant to Section 2.1, shall have been so taken or made. Certificates for the Option Shares so purchased shall be delivered to the Holder within three days after a Option is surrendered and payment therefore is made.

                                  ARTICLE III

                             TERMINATION OF OPTION

     This Option shall terminate and the Holder shall have no further rights hereunder after 6:00 p.m., Central Time, on __________, 2000 [TWO WEEKS AFTER THE CLOSING OF THE TENDER OFFER].

                                  ARTICLE IV

                                TRANSFERABILITY

     The Holder hereby represents and warrants that it is acquiring the Option and, upon the exercise thereof, the Option Shares, for investment and not with a view to resale or distribution thereof. Subject to compliance with federal and state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of the Option or the Option Shares acquired upon any exercise hereof at any time and from time to time; provided however, that the Option and the Option Shares may only be transferred to an affiliate of the Holder. Upon the sale, assignment, transfer or other disposition of all or any portion of the Option, the Holder shall deliver to Company a written notice of such transfer which includes the identity and address of any purchaser, assignor, or transferee.

                                   ARTICLE V

                            LEGEND ON OPTION SHARES

     Certificates evidencing the Option Shares shall bear the following legend:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), or guaranteed overnight delivery, to the Company at the address at which its principal business office is located from time to time, and the Holder at the address of which it advises the Company.

     6.2. Expenses; Taxes. Any sales tax, stamp duty, deed transfer or other tax (except only taxes based on the income of Holder) arising out of the issuance and sale of the Option or the Option Shares issuable upon exercise of the Option and consummation of the transactions contemplated by this Option Certificate shall be paid by the Company.

     6.3. Amendment; Waiver. This Option Certificate may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Option Certificate shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

     6.4. Headings. The headings contained in this Option Certificate are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Option Certificate.

     6.5. Governing Law; Interpretation. This Option Certificate shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware.
                                    *  *  *

     IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed and delivered as of the day and year first above written.

                                    JPS PACKAGING COMPANY


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                                   EXHIBIT A
                                   ---------
                            DEMAND PROMISSORY NOTE
                            ----------------------



$_________                                                     October ___, 2000


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of JPS Packaging Company (the "Payee"), in lawful money of the United States of America, the principal sum of ___________________ ($_________), together with interest from the date hereof on the unpaid principal balance hereof from time to time outstanding at the rate designated as 1% plus the prime rate by Harris Trust and Savings Bank from time to time.

     This note is a demand note, and may be demanded by the Independent Directors, as defined in the Agreement and Plan of Merger, dated October ___, 2000, by and among Pechiney Plastic Packaging, Inc., ("Pechiney"), the undersigned, and the Payee (the "Merger Agreement") at any time after _________, 2000 [FOUR WEEKS AFTER THE CLOSING OF THE TENDER OFFER] (the "Demand Date"), provided that if the merger contemplated by the Merger Agreement cannot be consummated by the Demand Date because of circumstances beyond the control of Pechiney and the undersigned, then the Demand Date shall be deferred until such time as the merger is consummated.

     The undersigned hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

     No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

     The indebtedness represented by this Note may be prepaid at the option of the undersigned, in whole or in part, without premium or penalty of any kind.

     The obligation of the undersigned to pay in full any amounts due or to become due hereunder is absolute and unconditional and shall not be affected by any dispute, claim, counterclaim, defense or other right which the undersigned may have to assert against Payee, except for claims by any parties arising out of the Merger Agreement.

     The undersigned hereby waives presentment, protest and notice of nonpayment and dishonor and agrees to pay all costs of collection, including reasonable attorneys' fees, in case any payment shall not be made in accordance with the provisions of this Note.

     This Note is given in, and shall be construed and governed by the laws of, the State of Delaware.



                              JPS ACQUISITION, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________